UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]

Preliminary Information Statement

[  ]

Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ]

Definitive Information Statement

SILICON SOUTH, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]        No fee required

[  ]

$125.00 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11

[  ]

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.

Title of each class of securities to which transaction applies:

_________________________________________________________________

2.

Aggregate number of securities to which transaction applies:

_________________________________________________________________

3.

Per unit price or other underlying value of transaction computed pursuant to Exchange

            Act Rule 0-11

_________________________________________________________________

4.

Proposed maximum aggregate value of transaction

_________________________________________________________________

5.

Total fee paid

_________________________________________________________________

[  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

SILICON SOUTH, INC.

9160 Diamond Road,

Richmond, BC, Canada

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

INTRODUCTION

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and regulation 14C and Schedule C thereunder, this notice and information statement (the “Information Statement”) will be mailed out on or about December 16, 2010 (the “Mailing Date”) to the shareholders of record, as of December 3, 2010 (the “Record Date”), of Silicon South, Inc. (hereinafter referred to as “we,” “us,” “our,” the “Company”, or “Silicon South”), a Nevada corporation. This Information Statement is being circulated to advise the shareholders of action already approved and taken without a meeting by written consent of our shareholders who hold a majority of the voting power of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal set forth herein will not be effective until 20 days after the date this Information Statement is mailed to the shareholders; the Company anticipates that the proposal will become effective on or about January 6, 2011 (the “Effective Date”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective twenty days after the mailing of this Information Statement are as follows:

(1)

An amendment to the Company’s Articles of Incorporation to change the Company’s name to “Alpha Wastewater, Inc.” to be effective as of 20 days after the date this Information Statement is mailed to the Company’s shareholders; and

(2)

An amendment to the Company’s Articles of Incorporation to increase the number of the Company’s authorized shares of common stock from 50,000,000 shares to 150,000,000 shares, to be effective as of 20 days after the date this Information Statement is mailed to the Company’s shareholders.

Attached hereto for your review is an Information Statement relating to the above-described actions. Please read this Information Statement carefully. It describes the essential terms of the amendments to the Company’s Articles of Incorporation. Additional information about the Company is contained in its reports filed with the United States Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov/index.htm.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the following actions were taken pursuant to a Written Consent of a majority of the shareholders of the Company:

(1)

An amendment to the Company’s Articles of Incorporation to change the Company’s name to “Alpha Wastewater, Inc.” to be effective as of 20 days after the date this Information Statement is mailed to the Company’s shareholders; and

(2)

An amendment to the Company’s Articles of Incorporation to increase the number of the Company’s authorized shares of common stock from 50,000,000 shares to 150,000,000 shares, to be effective as of 20 days after the date this Information Statement is mailed to the Company’s shareholders.

The Board of Directors has fixed the close of business on December 3, 2010 as the Record Date for determining the shareholders entitled to notice of the foregoing corporate action.

This Information Statement has been prepared by our management, and the entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Shareholders of record at the close of business on December 3, 2010, are entitled to notice of the foregoing action to be effective on or about January 6, 2011. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders. However, because shareholders holding a majority of the voting rights of all outstanding shares of common stock as of the Record Date voted in favor of the foregoing action by written consent, and having sufficient voting power to approve such proposal through their ownership of the common stock, no other consents will be solicited in connection with this Information Statement. Only one Information Statement shall be delivered to multiple security holders sharing an address, unless contrary instructions have been received by the Company from one or more security holders. The Company will deliver, promptly upon written or oral request, a separate copy of the Information Statement, to a security holder at a shared address to which a single copy was delivered and will provide instructions to any such security holder as to how they can notify the Company of their wish to receive a separate copy.

The elimination of the need for a meeting of shareholders to approve this action is made possible by provisions of the Nevada Revised Statutes which provide that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our shareholders, our Board of Directors voted to utilize the written consent of the holders of a majority of our voting securities. This Information Statement is circulated to advise the shareholders of action already approved by written consent of the shareholder who holds a majority of the voting power of our capital stock.

STATEMENTS REGARDING FORWARD LOOKING INFORMATION

THIS INFORMATION STATEMENT AND THE DOCUMENTS INCORPORATED IN THIS DOCUMENT BY REFERENCE CONTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND BUSINESS.  WORDS SUCH AS “ANTICIPATES,” “EXPECTS,” “INTENDS,” “PLANS,” “BELIEVES,” “SEEKS,” “ESTIMATES” AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS.  THESE FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE RESULTS CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS.

CURRENT INFORMATION ABOUT THE COMPANY

Silicon South, Inc. was incorporated under the laws of the State of Nevada on June 20, 1997.  As disclosed on a Form 8-K filed by the Company with the Securities and Exchange Commission on November 9, 2010, on August 23, 2010, the Company entered into a definitive Agreement and Plan of Reorganization with China Wastewater, Inc. (fka Alpha Wastewater, Inc.) whereby the parties agreed to exchange 40,000,000 shares of restricted common stock of the Company for 40,000,000 shares of restricted common stock of China Wastewater, Inc., thereby making China Wastewater, Inc. a wholly owned subsidiary of Silicon South, Inc.  On October 25, 2010, the parties agreed to amend the Agreement and Plan of Reorganization to extend the closing date to November 10, 2010.  The parties closed the transaction on November 9, 2010, thereby making  China Wastewater, Inc. a wholly-owned subsidiary of the Company.  Following closing under the Agreement and Plan of Reorganization, the Company now carries on the business of China Wastewater, Inc. as its sole line of business.

China Wastewater, Inc. is an environmental management, manufacturing and technology company focused on wastewater treatment with a focus on water recycling.  China Wastewater, Inc. was founded in 2009 with the sole purpose of launching the Ecofluid Systems Wastewater Treatment technology in China and other S.E. Asian countries. China Wastewater, Inc. is currently in the preliminary stage of business development.

The preliminary stage of business development is focused on wastewater and water management initiatives through: (1) Packaged Systems; (2) Municipal Wastewater Treatment; (3) Industrial Wastewater Treatment; and (4) Treatment for Water Reuse to enable the Company to accelerate the consolidation of its targeted regions in China. The current market infrastructure in China is made up of wastewater treatment sites in 1st and 2nd tier cities and 3rd and 4th tier cities with little or no wastewater treatment.

The final stage of business development is to position China Wastewater, Inc. as a long term income producing Utility through BOO (BUILD, OPERATE, OWN) and BOT (BUILD, OPERATE, TRANSFER) contracts provided by commercial and municipal opportunities. China Wastewater, Inc.’s mission is to assist China in implementing cost effective and efficient wastewater treatment plants utilizing the 340 Billion RMB stimulus package for 3rd and 4th tier municipalities and commercial operations within those municipalities.

China Wastewater, Inc. intends to offer wastewater treatment plants owned and operated (BOO or BOT) by it in areas where little or no wastewater treatment is in place.

In Asia, an increasing number of governments are imposing regulations and/or financial burdens to compel producers of wastewater to deal with these effluents in an environmentally responsible manner.

China Wastewater, Inc. is presently negotiating with strategic partners in China who have strong relationships with both the Chinese Central and Regional Governments.  China Wastewater, Inc. will focus on 3rd and 4th tier cities in China, where no or little wastewater treatment is presently in place.  Management believes that China Wastewater, Inc.’s Ecofluid technologies have a price advantage and water reclamation for recycling advantage, and therefore expects a high level of success.  As well, China Wastewater, Inc.’s Ecofluid technologies are green, environmentally friendly, odorless, use no chemical and are sustainable.

China Wastewater, Inc.’s System is designed to process wastewater under specific optimally controlled conditions to yield recycled wastewater for both domestic and agricultural use.

CURRENT DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal positions with the Company held by such persons and the date such persons became a director or executive officer. The executive officers are elected annually by the Board of Directors. The directors serve one year terms or until their successors are elected.

The directors and executive officers currently serving the Company are as follows:

Name	Age	Position	Director or Officer Since
Brian L. Hauff	62	President, Chief Executive Officer, Director	November 2010
Shengfeng Justin Wang	32	Chief Financial Officer, Secretary, Director	November 2010
Hon. Charles Mayer	72	Director and Chairman	November 2010

Biographical Information

Brian L. Hauff, President, Chief Executive Officer, Director.  Mr. Hauff attended Simon Fraser University from 1968 to 1971 and graduated with a BA (Hor. 1st) ECCO, First Class Honours, Economics and Commerce and University of British Columbia from 1972 to 1975, LLB, Law Degree.  Mr. Hauff practiced law from 1976 to 1982 focusing on real estate and commercial clients.  Since 2005, Mr. Hauff has been a real estate investor/developer and since 2008, Mr. Hauff has been the president of Asiamera Capital, Inc. and since 2009, Mr. Hauff has been President of Alpha Wastewater, Inc.

Shengfeng Justin Wang, Chief Financial Officer, Chief Financial Officer, Secretary and Director.  Mr. Wang attended the University of Alberta from 2000 to 2004 where he received a BA in Economics and the University of Hertfordshire England from 2004 to 2005 where he received an MBA International.  From 2001 through 2007, Mr. Wang was a private real estate investor.  In 2008, Mr. Wang was a founder and Vice President of Alpha Wastewater, Inc. and Vice President of Asiamera Capital, Inc.  Mr. Wang continues as Vice President of Asiamera Capital, Inc.  He is also a director of Kunshan Mingshi Development Co., Ltd.

Hon. Charles James Mayer, Chairman of the Board of Directors.  Since 2001, Mr. Mayer serves as a private investor and advisor for numerous companies,  Mr. Mayer is a previous Ottawa, Ontario, Canada Member of Parliament, Minister of Agriculture, Minister of Western Economic Diversification, Minister of State Grains & Oilseeds and Minister of State Canadian Wheat Board.  He has served as Chair of the Manitoba Crop Insurance Corporation, Co-Chair, Agricultural Summit for Alberta Agriculture Food and Rural Development and Chair, Alberta Crop Insurance review.  Mr. Mayer has significant experience in the area of international trade practices and policies along with extensive knowledge of official political channels of regional, national and international governments and private business.

Family Relationships

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 3, 2010, certain information with respect to the common stock beneficially owned by (i) each director, nominee to the Board of Directors and executive officer of the Company; (ii) each person who owns beneficially more than 5% of the common stock; and (iii) all directors and executive officers as a group:

Title of

Name and Address of

Amount and Nature of

       Percentage Class    Beneficial Owner      Beneficial Ownership

Common

Brian Hauff (1)

7,125,000

15.05%

797 Eyremount Dr.

West Vancouver, BC

Common

Shengfeng Justin Wang (1)(2)(3)

6,125,000

12.94%

1592 Chippendale Court

West Vancouver, BC

Common

Jieyuan Wang (3)

2,000,000

4.23%

1592 Chippendale Court

West Vancouver, BC

Common

Charles J. Mayer (1)

150,000

0.32%

106 Desjardins Road

St. Francois Xavier, Manitoba

Common

Biwen Daisy Ye

6,000,000

12.68%

9160 Diamond Rd.

Richmond, BC

Common

5240 Investments Ltd.

7,000,000

14.79%

Suite 2900-550 Burrard St.

Vancouver, BC

Common

Asiamera Capital, Inc.(2)

4,250,000

8.98%

9160 Diamond Rd.

Richmond, BC

Common

Zagros Shahvaran

5,600,000

11.83%

4302 Hollow Road

Logan, UT  84321

Total Officers and Directors

As a Group (4 People)

19,000,000

40.15%

(1)

Officer and/or director

(2)

Brian Hauff owns and controls 50% of Asiamera and therefore is considered to have beneficial ownership of an additional 2,125,000 shares of the Company.   Shengfeng Justin Wang also owns and controls 50% of Asiamera and is also considered to have beneficial ownership of an additional 2,125,000 shares of the Company.

(3)

Shengfeng Justin Wang and Jieyuan Wang are husband and wife, therefore Justin Wang is considered to have beneficial ownership of the 2,000,000 shares of the Company held in the name of Jieyuan Wang.

VOTING SECURITIES & INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the outstanding shares of common stock of the Company entitled to vote (the “Voting Shares”) is required to effect the action described herein. As of the Record Date, the Company had 47,315,500 Voting Shares issued and outstanding, consisting entirely of common stock, which for voting purposes are entitled to one vote per share. The consenting shareholders are the record and beneficial owners of 32,650,000 shares of the Company’s common stock, which represents approximately 69% of the total number of Voting Shares. Pursuant to Section 78.320 of the Nevada Revised Statutes, the consenting shareholders voted in favor of the action described herein in a written consent, dated December 3, 2010.  No consideration was paid for the consents.

AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors and the consenting majority shareholders have adopted and approved resolutions to amend the Articles of Incorporation to change the Company’s name to Alpha Wastewater, Inc.  A copy of the Certificate of Amendment is attached hereto as Exhibit A.

AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors and the consenting shareholders have adopted and approved resolutions to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock that the Company has the authority to issue from 50,000,000 shares to 150,000,000 shares (the “Share Amendment”).  A copy of the Certificate of Amendment is attached hereto as Exhibit A.

The Board of Directors and the consenting shareholders believe that the Share Amendment is in the best interests of the Company and its shareholders, as it will provide the Company with additional shares of available common stock which may be utilized in pursuing potential future business transactions.  At this time, the Company does not have any plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares of common stock that are being created as a result of the Share Amendment.  In the event that the Company was to pursue a business transaction that involved the issuance of additional shares of its common stock, this would dilute the holdings of current shareholders of the Company.

Furthermore, the Share Amendment could have an anti-takeover effect because additional authorized shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make more difficult a change in control or takeover of the Company.   For example, the Company’s management could utilize the additional shares of authorized common stock to frustrate a third-party transaction by diluting the stock ownership of persons seeking control of the Company.  Our Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company; the Share Amendment was not enacted with the intent that they be utilized as a type of anti-takeover device.

Dissenter’s Rights

The general corporation law of the State of Nevada does not provide for dissenter’s rights of appraisal in connection with the above described actions.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact Brian Hauff, at 9160 Diamond Road, Richmond, BC, Canada.  We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.  Copies of our annual report on Form 10-K (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any shareholder to the Company at 9160 Diamond Road, Richmond, BC, Canada.  Copies of all exhibits to the annual reports on Form 10-K are available upon a similar request, subject to payment of a $.50 per page charge to reimburse us for expenses in supplying any exhibit.

Exhibits

1.

Amendment to the Articles of Incorporation of Silicon South, Inc.

By Order of the Board of Directors,

/s/ Brian Hauff
Brian Hauff, Director

December 6, 2010

EXHIBIT A

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Silicon South, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

First. The name of the corporation is Alpha Wastewater, Inc.

Fourth. That the voting common stock authorized that may be issued by the corporation is one hundred and fifty million (150,000,000) shares of stock with a par value of .01. Said shares with par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 32,650,000 shares (69%)

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 3-6-09

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